SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2003

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
INDEX TO EXHIBITS
EX-99.1 Copy of Press Release

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a) None
b) None
c) Exhibits

Exhibit 99.1	Copy of Williams’ press release dated November 20, 2003, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

Item 9. Regulation FD Disclosure.

     On November 20, 2003, Williams issued a press release publicly announcing that the company is presenting a tutorial related to its power business on November 21, at 10:00 a.m. Eastern. A copy of the press release is furnished as Exhibit 99.1 to this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC

Date: November 21, 2003		/s/ Brian K. Shore

	Name:	Brian K. Shore
	Title:	Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

99.1	Copy of Williams’ press release dated November 20, 2003, publicly reporting the matters discussed herein.